UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of report (date of earliest event reported): December 6, 2010

RealD Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-34818	77-0620426
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

100 N. Crescent Drive, Suite 120 Beverly Hills, CA	90210
(Address of principal executive offices)	(Zip Code)

(310) 385-4000
(Registrant’s telephone number, including area code)

NA

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12(b))

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01       Other Events.

On December 6, 2010, RealD Inc. (or the “Company”) issued a press release reporting the pricing of its previously announced secondary public offering of 7,815,001 shares of its common stock at $27.75 per share. All of the shares are being sold by existing stockholders of the Company. In addition, the underwriters will have a 30-day option to purchase from certain selling stockholders up to an additional 1,172,250 shares of common stock to cover over-allotments, if any. The Company is not selling any shares of common stock in this offering and will not receive any proceeds from the sale of shares by the selling stockholders. The press release is attached to this Current Report on Form 8-K as Exhibit 99.1.

Item 9.01       Financial Statements and Exhibits.

(d) Exhibits.

The following exhibit is attached to this Current Report on Form 8-K:

Exhibit No.	Description

99.1	Press release, dated December 6, 2010, entitled “RealD Inc. Announces Pricing of Secondary Offering of Common Stock.”

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

RealD Inc.

By:	/s/ Craig Gatarz
Craig Gatarz Executive Vice President and General Counsel

Date: December 7, 2010